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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 29, 2007

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315

(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110

(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.          Other Events.

           On March 19, 2007, the Florida Office of Financial Regulation issued to Bank of Florida Corporation, Final Orders of Approval of its applications for authority to acquire Old Florida Bankshares, Inc. and Old Florida Bank. On March 27, 2007, Bank of Florida Corporation received from the Federal Deposit Insurance Corporation an Order of Approval of its applications regarding its proposed acquisition of Old Florida Bankshares, Inc. With the receipt of the approvals from the Florida Office of Financial Regulation and the Federal Deposit Insurance Corporation, today, Bank of Florida Corporation made its filing with the Federal Reserve Bank of Atlanta for the final required regulatory consent to consummate the acquisition.

           Bank of Florida expects to consummate the transaction in the second quarter, with the exact timing predicated on the scheduling of the integration of operations and systems conversion to minimize any customer inconvenience and to maximize the effects of the operational and strategic benefits of the merger. On March 29, 2007, Bank of Florida Corporation issued a press release relating to these approvals.

ITEM 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Report:

          99.1          Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)

Date: March 29, 2007
/s/ Tracy L. Keegan

Tracy L. Keegan
Executive Vice President and Chief Financial Officer